UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 29, 2013

Hines Global REIT, Inc.
__________________________________
Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On January 29, 2013, Hines Global REIT, Inc. (the “Company”) entered into a dealer manager agreement, dated January 29, 2013 (the “Dealer Manager Agreement”), with Hines Securities, Inc. (“Hines Securities”). Hines Securities is an affiliate of Hines Interests Limited Partnership, the Company's sponsor, and serves as dealer manager for the Company's current “best efforts” offering, which expires in February 2013. Under the terms of the Dealer Manager Agreement, Hines Securities will serve as dealer manager for the Company's follow-on “best efforts” offering of $3,500,000,000 in shares of common stock (the “Follow-On Offering”), including $500,000,000 of shares offered under the Company's distribution reinvestment plan, with respect to which the Company filed a Registration Statement on Form S-11 with the U.S. Securities and Exchange Commission (the “SEC”) on June 26, 2012. The SEC has not yet declared the registration statement relating to the Follow-On Offering effective.
Under the Dealer Manager Agreement, the Company has agreed to pay Hines Securities selling commissions of up to 7.5% of gross proceeds from the Follow-On Offering, with the exception that no selling commissions will be paid with respect to Follow-On Offering proceeds attributable to shares purchased under the Company's distribution reinvestment plan. The Company expects that up to 7.0% of gross proceeds from the Follow-On Offering paid as selling commissions will be reallowed by Hines Securities to participating broker dealers. The Company and Hines Securities have agreed that selling commissions may be reduced for volume discounts or otherwise reduced or waived under certain circumstances.
In addition, the Dealer Manager Agreement provides that the Company will pay Hines Securities a dealer manager fee of up to 2.5% of gross proceeds from the Follow-On Offering, with the exception that no dealer manager fees will be paid with respect to Follow-On Offering proceeds attributable to shares purchased under the Company's distribution reinvestment plan. A portion of the dealer manager fee may be reallowed by Hines Securities to participating broker dealers in the form of marketing fees or reimbursements for distribution and marketing-related costs and expenses, such as, fees and costs associated with attending or sponsoring conferences and technology costs.
In addition, the Company has agreed to indemnify Hines Securities and each soliciting dealer against certain liabilities, damages and expenses, including those under the Securities Act of 1933, as amended, and may advance amounts to an indemnified party for legal and other expenses and costs, in each case subject to certain limitations and conditions set forth in the Dealer Manager Agreement. The Dealer Manager Agreement may be terminated by either party immediately upon a material breach by the non-terminating party or by either party on 60 days' written notice.

Item 8.01 Other Items

February and March 2013 Distributions

With the authorization of its board of directors, the Company has declared distributions for the months of February and March 2013. These distributions will be calculated based on stockholders of record each day for the months of February and March 2013 in an amount equal to $0.0017808 per share, per day. Distributions will be paid on the first business day following the completion of each month to which they relate. All distributions will be paid in cash or reinvested in stock for those participating in the Company's distribution reinvestment plan.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the timing of payment of distributions, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks associated with Hines Global's ability to pay distributions to its stockholders and the sources of such distribution payments, Hines Global's ability to locate and make suitable investments, and other risks described in the “Risk Factors” section of Hines Global’s Annual Report on Form 10-K for the year ended December 31, 2011, as amended, and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

January 30, 2013	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer